Exhibit 10.3

SECOND AMENDMENT TO

CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, is made as of November 7, 2014 (this “Amendment”), by and among EVRAZ INC. NA, a Delaware corporation (“Borrower Representative”), the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, for itself as a Lender, and as Agent for Lenders (“Agent”), and the other Lenders signatory hereto.

WHEREAS, Borrowers, the other Credit Parties signatory thereto from time to time, Agent and the Lenders signatory thereto from time to time are party to that certain Credit Agreement, dated as of December 23, 2011 (as the same has been and may be amended or otherwise supplemented from time to time, and as amended herein, the “Credit Agreement;” capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), whereby Lenders have extended to Borrowers certain Loans and other financial accommodations; and

WHEREAS, Borrowers have informed Agent and the Lenders that EICA desires to issue certain senior secured notes in the original principal amount of up to $600,000,000 under the terms and conditions of that certain Indenture, dated on or about the date hereof (such Indenture as in effect on the date hereof, the “Indenture” and the notes issued thereunder, individually and collectively, the “Senior Notes”), among EICA, Evraz North America Limited, a limited company organized under the laws of England and Wales (“Holdings”), as a guarantor, EINA, as a guarantor, the other guarantors party thereto, The Bank of New York Mellon, as trustee and co-collateral agent, and BNY Trust Company of Canada, as co-collateral agent, which Senior Notes will be guaranteed by Holdings and each other Credit Party and will be secured by certain of the assets and properties of Holdings and each other Credit Party; and

WHEREAS, in connection with the issuance of the Senior Notes and the consummation of the transactions evidenced thereby, Borrowers have requested that Agent and the applicable Lenders agree to certain amendments to the Credit Agreement; and

WHEREAS, Agent and the applicable Lenders are willing to agree to such amendments to the Credit Agreement, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Credit Agreement. Subject to the terms and conditions contained herein, the Credit Agreement is hereby amended as follows:

(a) The final “WHEREAS” clause on page 2 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

WHEREAS, subject to the terms hereof (including, for the avoidance of doubt, Section 11.8), (a) Holdings is willing to guarantee all of the Obligations of all of the other Credit Parties and to grant to Agent, for the benefit of the Secured Parties, a Lien upon certain of its Property to secure such guarantee, (b) each EINA Borrower and each Subsidiary of the EINA Borrowers which is not a Borrower (other than (i) the Excluded Subsidiaries, (ii) the Camrose Borrowers or their Subsidiaries or (iii) any Foreign Corporation) is willing to guarantee all of the Obligations of the EINA Borrowers, the EICA Borrowers and the Camrose Borrowers and to grant to Agent, for the benefit of the Secured Parties, a Lien upon certain of its Property to secure such guarantee, (c) each EICA Borrower and each Subsidiary of the EICA Borrowers which is not a Borrower (other than the Excluded Subsidiaries) is willing to guarantee all of the Obligations of only the EICA Borrowers and to grant to Agent, for the benefit of the Secured Parties, a Lien upon certain of its Property to secure such guarantee and (d) each Camrose Borrower and each Subsidiary of the Camrose Borrowers which is not a Borrower (other than the Excluded Subsidiaries) is willing to guarantee all of the Obligations of the Camrose Borrowers and the EICA Borrowers and to grant to Agent, for the benefit of the Secured Parties, a Lien upon certain of its Property to secure such guarantee;

(b) Section 1.8(c) of the Credit Agreement is hereby amended by adding the phrase “Except as otherwise the subject of Section 1.8(d) below,” to the beginning thereof immediately following the heading “Asset Dispositions.”.

(c) Section 1.8(d) of the Credit Agreement is hereby amended by (i) adding the phrase “and the Indebtedness evidenced by the Permitted Senior Notes” to the fifth line thereof immediately following the phrase “Permitted Unsecured Debt”, and (ii) adding the phrase “to the extent such conversion is otherwise accomplished in accordance with the terms hereof” to the penultimate line thereof immediately following the word “equity”.

(d) Section 1.8(e) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(e) Parent Investments and Permitted KGOK Prepayments. Anything contained herein to the contrary notwithstanding, in the event any Credit Party intends at any time after the Second Amendment Effective Date and prior to the occurrence of the Permitted Payments Fall Away Event to make (i) a Parent Investment (including any payment, prepayment or repayment (whether consisting of principal, interest (excluding non-cash interest, whether accrued or capitalized) or otherwise) of Parent Subordinated Indebtedness but excluding any Permitted KGOK Payment) or (ii) a Permitted KGOK Prepayment which, in the case of either clause (i) or clause (ii), is otherwise permitted hereunder but the Payment Conditions applicable at such time are not satisfied with respect to such Parent Investment or Permitted KGOK Prepayment, as the case may be (any such Parent Investment or Permitted KGOK Prepayment at such time, a “Restricted Parent Payment”), not less than three Business

Days prior to the date on which the applicable Credit Party intends to make such Restricted Parent Payment (such proposed payment date (which shall not be less than three Business Days after such notice is delivered), the “Required Prepayment Date”), Borrower Representative shall (i) notify Agent of the Credit Party’s intention to make such Restricted Parent Payment and (ii) simultaneously therewith make an irrevocable offer to prepay the Loans of each Lender in an amount equal to the then outstanding principal balance of the Loans owing to such Lender, together with all other outstanding Obligations then owing hereunder and under the other Loan Documents to such Lender (the “Waivable Prepayment Amount”). Agent will promptly thereafter notify each Lender of such Lender’s Waivable Prepayment Amount and such Lender’s option to refuse such amount. Each such Lender may exercise such option to refuse by giving written notice to Borrower Representative and Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower Representative and Agent of its election to exercise such refusal option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such refusal option). On the Required Prepayment Date, the Credit Parties shall pay, or cause to be paid, to Agent the Waivable Prepayment Amount owing to each Lender, which amount shall be applied (i) in an amount equal to that portion of the Waivable Prepayment Amount payable to those Lenders that have elected not to exercise such refusal option, to prepay the Loans and other Obligations of such Lenders in accordance with Section 1.8(g), except that any such prepayment of the Revolving Loans shall also include a corresponding permanent reduction in or termination of, as the case may be, the Aggregate Revolving Loan Commitment, and (ii) to the extent of any excess, to the Credit Parties for working capital and general corporate purposes. For clarity, to the extent any Lender or Lenders exercise their respective refusal option as set forth above, Agent shall take those steps as are reasonably necessary to reallocate the remaining outstanding Revolving Loans among such Lenders in order to account for such exercise hereunder.

(e) Section 1.13(r) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(r) Other Liens Against Receivables. Accounts that (i) are not owned by a Borrower or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than (A) Liens in favor of Agent, securing the Obligations, and (B) Liens in favor of the Trustee, securing the Indebtedness evidenced by the Permitted Senior Notes, as long as such Liens are and remain subject to the Intercreditor Agreement;

(f) Section 1.14(l) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(l) Not Owned/Other Liens. Inventory that is not owned by a Borrower or is subject to Liens or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Borrower’s performance with respect to that Inventory), other than (i) Permitted Liens described in subsections 5.1(b), (c), (d) and (f), and (ii) Liens in favor of the Trustee, securing the Indebtedness evidenced by the Permitted Senior Notes, as long as such Liens are and remain subject to the Intercreditor Agreement;

(g) Section 3.19 of the Credit Agreement is hereby amended by deleting the last sentence therefrom in its entirety and inserting the following new sentence in lieu thereof: “Set forth in Schedule 3.19 is a true and complete organizational chart of Holdings and its Subsidiaries as of the Second Amendment Effective Date.”

(h) Section 3.32 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.32 Parent Subordinated Indebtedness. The Parent Subordinated Indebtedness is and shall remain unsecured with a final maturity date at least six (6) months after the Revolving Termination Date. In addition, the Parent Subordinated Indebtedness Side Letters each are and shall remain in full force and effect, and are the legal, valid and binding obligations of Holdings, EINA and EICA (to the extent that each is a party thereto) and, to their knowledge, of the other parties thereto. All Indebtedness of the Credit Parties, or any of them, to Parent and its Subsidiaries (other than EINA, EICA and their respective Subsidiaries (other than Camrose)) shall be Parent Subordinated Indebtedness and shall be subject, in each applicable case, to a Parent Subordinated Indebtedness Side Letter. For the avoidance of doubt, (i) Parent Subordinated Indebtedness outstanding on the Second Amendment Effective Date and owing to Evraz Kachkanarsky Ore Mining and Processing Plant (“KGOK”), a complete list of which is set forth on Schedule 3.32 (such Parent Subordinated Indebtedness as outstanding on the Second Amendment Effective Date and owing to KGOK, as set forth on Schedule 3.32, collectively, the “KGOK Indebtedness”), may be freely transferred by KGOK by way of assignment, capital contribution or otherwise to any Person (other than to EINA, EICA or their respective Subsidiaries (other than Camrose)), as long as such Parent Subordinated Indebtedness remains subject to a Parent Subordinated Indebtedness Side Letter and otherwise satisfies the terms hereof, and (ii) all other Parent Subordinated Indebtedness (whether outstanding on the Second Amendment Effective Date or incurred thereafter) shall only be due and owing to Holdings and shall only be transferred by way of assignment, capital contribution or otherwise with the prior written consent of Agent in accordance with Section 5.19(b).

(i) Section 4.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, beginning with the first Fiscal Year ending after the Second Amendment Effective Date, a copy of the audited consolidated and unaudited consolidating balance sheets of Holdings and its Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income or operations, audited consolidated statements of shareholders’ equity and audited consolidated and unaudited consolidating statements of cash flows for such Fiscal Year and, in each case, accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall contain an opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and shall not include any explanatory paragraph expressing substantial doubt as to going concern status; and

(j) Section 4.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b) as soon as available, but not later than thirty (30) days after the end of each fiscal month of each year, a copy of the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries, and the related consolidated and consolidating statements of income and consolidated statements of cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of Holdings and its Subsidiaries by an appropriate Responsible Officer of the Borrower Representative as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and is Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

(k) Section 4.2(k) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(k) as soon as available and in any event no later than the last day of each Fiscal Year of the Borrowers, projections of (i) Holdings’ and its Subsidiaries’ consolidated and consolidating financial performance and (ii) the Borrowing Base of each Borrower Group, in each case, for the forthcoming Fiscal Year, on a month by month basis.

(l) Section 4.3(l) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: “(l) [Intentionally Reserved];”.

(m) Section 4.3 of the Credit Agreement is hereby further amended by adding the following new clauses (n), (o) and (p) to the end thereof immediately following the end of clause (m) thereof:

; (n) within three (3) Business Days after a Responsible Officer becomes aware thereof, any breach or non-performance of, or any default under, or any claim or notice of any such breach or non-performance of, or any default under, or the receipt of any other material notice under, the Permitted Senior Notes or the Indenture and/or any other agreements, documents or instruments related thereto;

(o)(i) at least three (3) Business Days prior to any Credit Party making any Parent Investment or Permitted KGOK Prepayment permitted hereunder prior to the occurrence of the Permitted Payments Fall Away Event, a reasonably detailed description of the applicable Parent Investment or Permitted KGOK Prepayment, as well as a certificate of a Responsible Officer certifying whether or not the Payment Conditions applicable at such time are satisfied with respect to such Parent Investment or Permitted KGOK Prepayment, and (ii) at least five (5) Business Days prior to any Credit Party making any Parent Investment or Permitted KGOK Prepayment permitted hereunder after the occurrence of the Permitted Payments Fall Away Event, a reasonably detailed description of the applicable Parent Investment or Permitted KGOK Prepayment, as well as a Compliance Certificate executed by a Responsible Officer (and reflecting updated calculations of the applicable Payment Conditions), which shall also include a certification that the Payment Conditions applicable at such time are satisfied with respect to such Parent Investment or Permitted KGOK Prepayment; and

(p) within three (3) Business Days after a Responsible Officer becomes aware thereof, the occurrence of the Permitted Payments Fall Away Event.

(n) Section 4.4(a) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to Holdings’ Subsidiaries (other than EINA and EICA), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or in connection with transactions permitted by Section 5.3;

(o) Section 4.6 of the Credit Agreement is hereby amended by adding the phrase “Subject to the terms of the Intercreditor Agreement,” as a lead in thereto immediately prior to the beginning of clause (a) thereof.

(p) Section 4.11 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof: “For clarity and in furtherance of the foregoing, (i) the provisions of this Section 4.11 shall at all times be subject to the terms of the Intercreditor Agreement, and (ii) (a) notwithstanding the foregoing, as long as (x) clause (ii)(b) hereof is satisfied and (y) such Deposit Account remains the subject of the Intercreditor Agreement, at no time while the Indebtedness evidenced by the Permitted Senior Notes is outstanding shall the Notes Priority Collateral Proceeds Account (as defined in the Intercreditor Agreement) be required to be subject to a Control Agreement in favor of Agent, and (b) the Credit Parties hereby agree that no ABL Priority Collateral (as defined in the Intercreditor Agreement) or the proceeds thereof shall at any time be deposited into the Notes Priority Collateral Proceeds Account (as defined in the Intercreditor Agreement).”

(q) Section 4.12 of the Credit Agreement is hereby amended by (i) deleting the reference to the phrase “EINA or EICA” from the fourth line thereof and inserting a reference to the word “Holdings” in lieu thereof, and (ii) adding the following new sentence to the end thereof: “For purposes of clarity and in addition to the foregoing, (i) the Trustee shall at all times provide access to Agent and Lenders to the Notes Priority Collateral (as defined in the Intercreditor Agreement) pursuant to the terms and conditions of the Intercreditor Agreement, and (ii) the Intercreditor Agreement shall constitute a “Collateral Access Agreement” hereunder with respect to the Notes Priority Collateral (as defined in the Intercreditor Agreement).”

(r) Section 4.13(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b) Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries (other than any Excluded Subsidiary) to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents (including with respect to any Person added as a Borrower hereunder, including any Additional Borrower), (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby (including with respect to any Person added as a Borrower hereunder, including any Additional Borrower) and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document (including with respect to any Person added as a Borrower hereunder, including any Additional Borrower). Without limiting the generality of the foregoing and except for the Excluded

Subsidiaries and as otherwise approved in writing by Required Lenders, (w) Holdings shall guaranty the Obligations of all of the other Credit Parties, (x) the EINA Borrowers shall cause each of their Subsidiaries (other than the Excluded Subsidiaries, the Camrose Borrowers or their Subsidiaries or any Foreign Corporation) to guaranty the Obligations of the EINA Borrowers and their Subsidiaries, the EICA Borrowers and their Subsidiaries and the Camrose Borrowers and their Subsidiaries, (y) the EICA Borrowers shall cause each of their Subsidiaries to guaranty the Obligations of the EICA Borrowers and their Subsidiaries and (z) the Camrose Borrowers shall cause each of their Subsidiaries to guaranty the Obligations of the Camrose Borrowers and their Subsidiaries and the EICA Borrowers and their Subsidiaries, and each of the foregoing Credit Parties shall, and shall cause each such Subsidiary, to grant to Agent, for the benefit of the Secured Parties, a Lien in, subject to the limitations hereinafter set forth, that portion of such Credit Party’s or such Subsidiary’s Property which is consistent with the then existing Collateral Documents to secure such guaranty.

(s) Section 5.1 of the Credit Agreement is hereby amended by adding the following new clause (u) thereto immediately following the end of clause (t) thereof:

; and (u) Liens securing the Indebtedness evidenced by the Permitted Senior Notes, including the guarantees thereof, to the extent the same are and remain subject to the Intercreditor Agreement.

(t) Section 5.2(g) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(g) dispositions, subject to Section 5.2(a), (i) by Subsidiaries of Holdings that are not Credit Parties to Credit Parties, so long as the consideration paid by the Credit Parties in each such disposition does not exceed the fair market value for such disposition; (ii) by and among Subsidiaries of Holdings that are not Credit Parties; and (iii) by any Credit Party to any other Credit Party; provided, in each case of clauses (i), (ii) and (iii) above, that (A) in the case of any transfer from one Credit Party to another Credit Party and/or from any other Person to a Credit Party, any Lien granted to Agent, for the benefit of Secured Parties, pursuant to the relevant Collateral Documents in the Property so transferred shall (1) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (2) be replaced by Liens granted to Agent, for the benefit of Secured Parties, pursuant to the relevant Collateral Documents, which new Liens shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (B) no Default or Event of Default is then continuing or would result therefrom; and

(u) Section 5.4(b) of the Credit Agreement is hereby amended by adding the phrase and parenthetical “other than Parent Investments (including those consisting of the incurrence, payment or prepayment of Parent Subordinated Indebtedness), which are the subject of clause (h) below,” to the beginning thereof immediately following the parenthetical “(b)”.

(v) Section 5.4(h) of the Credit Agreement is hereby amended by adding the parenthetical “(including, without limitation, those Parent Investments consisting of the incurrence, payment or prepayment of Parent Subordinated Indebtedness)” immediately following the phrase “Parent Investments”.

(w) Section 5.5(d) of the Credit Agreement is hereby amended by deleting the reference to the number “$250,000,000” from the first line thereof and inserting the number “$100,000,000” in lieu thereof.

(x) Section 5.5(f) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(f) Parent Investments consisting of Parent Subordinated Indebtedness;

(y) Section 5.5(g) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(g) (i) the Indebtedness evidenced by the Permitted Senior Notes as long as the principal balance thereof does not exceed $600,000,000 in the aggregate, and (ii) any Permitted Refinancing Debt (as such term is defined in the Indenture, as in effect on the Second Amendment Effective Date), in any case, in respect of the KGOK Indebtedness (any such Permitted Refinancing Debt in respect of the KGOK Indebtedness, “Permitted KGOK Refinancing Indebtedness”) in an amount not to exceed the principal amount of the Indebtedness so refinanced (plus any accrued and unpaid interest thereon);

(z) Section 5.9(g) of the Credit Agreement is hereby amended by adding the phrase “or (iii) made in respect of the Indebtedness evidenced by the Permitted Senior Notes” to the fourth line thereof immediately following the phrase “Permitted Unsecured Debt”.

(aa) Section 5.11(c) of the Credit Agreement is hereby amended by adding the phrase “Holdings,” to the beginning thereof immediately prior to the word “EINA”.

(bb) Section 5.14 of the Credit Agreement is hereby amended by deleting the phrase “or combined” from the fifth line thereof.

(cc) Section 5.15 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof: “No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend in any respect that is materially adverse to Agent or Lenders the terms of the Indenture, the Permitted Senior Notes or any other documents, agreements or instruments executed by any Credit Party in connection therewith or pursuant thereto.”

(dd) Section 5.16(a) of the Credit Agreement is hereby amended by adding the phrase “and/or (C) customary provisions in the Indenture, the Permitted Senior Notes and/or any other documents, agreements or instruments executed by any Credit Party in connection therewith or pursuant thereto” to the thirteenth line thereof immediately after the phrase “reasonable discretion”.

(ee) Section 5.16(b) of the Credit Agreement is hereby amended by adding the phrase “; or (i) customary provisions in the Indenture, the Permitted Senior Notes and/or any other documents, agreements or instruments executed by any Credit Party in connection therewith or pursuant thereto” to the last line thereof immediately after the phrase “reasonable discretion”.

(ff) Section 5.19 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

5.19 Holdings; Second Amendment Effective Date Parent Subordinated Indebtedness.

(a) Holdings shall not engage in any business activities or own any assets other than (i) ownership of the Stock and Stock Equivalents of each of EINA and EICA, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) ownership of cash and Cash Equivalents in an amount not to exceed (A) $50,000,000 in the aggregate at any time (excluding an aggregate amount not to exceed $20,000,000 paid to Holdings by the other Credit Parties on or before September 30, 2014 on account of Parent Subordinated Indebtedness) or (B) such greater amount to which Agent agrees in writing in its discretion, as long as, in any case, subject to Section 5(f)(i) of the Second Amendment, such cash and Cash Equivalents are maintained in a deposit account which is subject at all times to a Control Agreement (or is otherwise subject to the first-priority, valid and perfected Lien of Agent), (iv) (A) ownership of the Parent Subordinated Indebtedness (I) existing on the Second Amendment Effective Date and listed on Schedule 5.19 (such Parent Subordinated Indebtedness, the “Second Amendment Effective Date Parent Subordinated Indebtedness”) or (II) incurred thereafter in accordance with the terms hereof, and (B) performance of its obligations under or with respect to such Parent Subordinated Indebtedness (subject to the terms and conditions set forth herein with respect to such Parent Subordinated Indebtedness), and (v) performance of its obligations under or with respect to (A) the Loan Documents to which it is party and (B) the Indenture, the Permitted Senior Notes and/or the other agreements, documents and instruments executed in connection therewith or pursuant thereto to which it is a party.

(b) Without the prior written consent of Agent, Holdings shall not transfer by way of assignment, capital contribution or otherwise all or any portion of any Parent Subordinated Indebtedness due and owing to Holdings to any other Person. In addition, any additional Parent Subordinated Indebtedness incurred by any Credit Party in accordance with the terms hereof following the Second Amendment Effective Date shall be incurred solely in favor of Holdings.

(gg) Section 5.20 of the Credit Agreement is hereby amended by (i) deleting clause (d) therefrom in its entirety and inserting the following in lieu thereof: “(d) prepayments of other Indebtedness (including the Indebtedness evidenced by the Permitted Senior Notes, but excluding Subordinated Indebtedness (including in the form of Parent Subordinated Indebtedness)) so long as the Payment Conditions are then satisfied (after giving effect to such prepayment and assuming for purposes of this clause (d) that the Permitted Payments Fall Away Event has previously occurred)”, (ii) adding the phrase “Parent Investments consisting of” immediately following the parenthetical “(g)”, and (iii) adding the following new clause (h) thereto immediately following the end of clause (g) thereof: “, and (h) prepayments of KGOK Indebtedness by EICA consisting of Permitted KGOK Prepayments.”

(hh) Section 7.1(g) of the Credit Agreement is hereby amended by (i) deleting the parenthetical “(other than Collateral)” from the third and fourth lines thereof, and (ii) adding the parenthetical “(other than with respect to any ABL Priority Collateral (as defined in the Intercreditor Agreement), to which such basket shall not apply)” to the fourth line thereof immediately following the phrase “in the aggregate”.

(ii) Section 7.1 of the Credit Agreement is hereby further amended by adding the following new clauses (m) and (n) thereto immediately following the end of clause (l) thereof:

; or (m) any breach, default or “Event of Default” occurs under the Indenture, the Permitted Senior Notes and/or any other documents, agreements or instruments executed in connection therewith or pursuant thereto; or

(n) The provisions of the Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Liens of Agent on the Collateral for any reason shall not have the priority contemplated by this Agreement and/or the Intercreditor Agreement.

(jj) Article 9 of the Credit Agreement is hereby amended by adding the following new Section 9.26 thereto immediately following the end of Section 9.25 thereof:

9.26 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its payment obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.26, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.26 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 9.26 constitute, and this Section 9.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(kk) Section 10.1 of the Credit Agreement is hereby amended by adding the following new clause (g) thereto immediately following the end of clause (f) thereof (and, specifically, following the end of subclause (v) thereof):

(g) The Credit Parties hereby acknowledge and agree that (i) neither GE Capital nor any Affiliate of GE Capital has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii) the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.

(ll) Section 11.1 of the Credit Agreement is hereby amended as follows:

(i) The following new defined terms are hereby added thereto in their proper alphabetical order:

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Guarantor” means each Person, including Holdings, which has or hereafter executes a guaranty of the Obligations, or any portion thereof.

“Holdings” means Evraz North America Limited, a limited company organized under the laws of England and Wales (f/k/a Viscaria 1 Limited).

“Indenture” means that certain Indenture, dated as of the Second Amendment Effective Date, among EICA, Holdings, as a guarantor, EINA, as a guarantor, the other guarantors party thereto, The Bank of New York Mellon, as trustee and co-collateral agent, and BNY Trust Company of Canada, as co-collateral agent, under which Indenture the Permitted Senior Notes are issued, as the same is in effect on the Second Amendment Effective Date and as the same is amended in accordance with the terms hereof, thereof and the Intercreditor Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Second Amendment Effective Date, among Agent, EICA, the other Credit Parties (including Holdings and EINA) and the Trustee.

“KGOK” has the meaning specified in Section 3.32.

“KGOK Indebtedness” has the meaning specified in Section 3.32.

“KGOK Prepayment Conditions” has the meaning specified in the definition of the term “Permitted KGOK Prepayment”.

“Payment Conditions” means: (a) as of any date of determination with respect to Parent Investments, (i) at any time prior to the occurrence of the Permitted Payments Fall Away

Event, (A) no Default or Event of Default has occurred and is continuing as of such date (or would be caused by the applicable transaction or event), (B) Holdings could incur at least $1.00 of Indebtedness under Section 4.09(a) of the Indenture (as the same was in effect on the Second Amendment Effective Date) as of such date, and (C) the applicable Parent Investment (including any payment, prepayment or repayment of Parent Subordinated Indebtedness (excluding any interest paid in kind or accreted)) would otherwise be permitted as of such date in accordance with the terms of Section 4.07(a) of the Indenture (as the same was in effect on the Second Amendment Effective Date), and (ii) at any time after the occurrence of the Permitted Payments Fall Away Event, (A) no Default or Event of Default has occurred and is continuing as of such date (or would be caused by the applicable transaction or event), (B) after giving effect to the applicable transaction or event and on a pro forma basis, the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries shall not be less than 1.25:1.00, and (C) after giving effect to the applicable transaction or event and on a pro forma basis, the Availability of (I) all Borrowers shall be at least $100,000,000, and (II) each of the EINA Borrowers and their Subsidiaries and the EICA Borrowers and their Subsidiaries shall be at least $40,000,000 each, and (b) as of any date of determination with respect to Permitted KGOK Prepayments, whether or not the Permitted Payments Fall Away Event has occurred, the KGOK Prepayment Conditions.

“Permitted KGOK Payments” means (i) regularly scheduled payments of interest with respect to the KGOK Indebtedness (including any applicable Permitted KGOK Refinancing Indebtedness), and (ii) payments of principal with respect to the KGOK Indebtedness (including any applicable Permitted KGOK Refinancing Indebtedness but excluding any Permitted KGOK Prepayment) not to exceed $25,000,000 in the aggregate during the term hereof; provided, as of the date of any such principal payment under this clause (ii), no Default or Event of Default has occurred and is continuing (or would be caused by thereby).

“Permitted KGOK Prepayment” means a one-time prepayment of the KGOK Indebtedness by EICA solely with the proceeds of Permitted Senior Notes issued after the Second Amendment Effective Date, as long as each of the following conditions is satisfied (such conditions, collectively, the “KGOK Prepayment Conditions”): (a) at the time of such prepayment no Default or Event of Default exists hereunder (or would be caused thereby), (b) such prepayment is made solely with the proceeds of Permitted Senior Notes issued after the Second Amendment Effective Date, (c) the principal amount of such prepayment does not exceed $150,000,000, (d) such prepayment is made on or before December 31, 2014, (e) after giving effect to such prepayment and on a pro forma basis, as of, and for the twelve-month period ending on, the last day of the most recent fiscal month for which financial statements have been or are required to have been delivered hereunder, EBITDA of Holdings and its Subsidiaries shall not be less than $225,000,000, and (f) after giving effect to such prepayment and on a pro forma basis, the Availability of (i) all Borrowers shall be at least $175,000,000, and (ii) each of the EINA Borrowers and their Subsidiaries and the EICA Borrowers and their Subsidiaries shall be at least $75,000,000 each.

“Permitted KGOK Refinancing Indebtedness” has the meaning specified in Section 5.5(g).

“Permitted Payments Fall Away Event” means the earlier of (i) the occurrence of any event or series of events as a result of which all outstanding 8.25% Guarantee Notes due 2015 of Evraz Group S.A. have been repaid, repurchased, redeemed, defeased, discharged or are otherwise no longer outstanding or have been amended so as to no longer restrict the creation of contractual limitations on the making of Parent Investments (including any payments, prepayments and repayments of Parent Subordinated Indebtedness), or (ii) November 10, 2015.

“Permitted Senior Notes” means those “Notes” issued by EICA under the Indenture, which Notes evidence Indebtedness of EICA in the original principal amount of up to $600,000,000.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Prepayment Date” has the meaning specified in Section 1.8(e).

“Restricted Parent Payment” has the meaning specified in Section 1.8(e).

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated the Second Amendment Effective Date, among the Credit Parties, Agent and the Lenders party thereto.

“Second Amendment Effective Date” means November 7, 2014.

“Second Amendment Effective Date Fee Letter” means that certain fee letter, dated as of the Second Amendment Effective Date, between EINA, as Borrower Representative, and GECM.

“Second Amendment Effective Date Parent Subordinated Indebtedness” has the meaning specified in Section 5.19(a).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trustee” means, individually and collectively, The Bank of New York Mellon, in its capacity as the trustee and co-collateral agent under the Indenture, and BNY Trust Company of Canada, as co-collateral agent under the Indenture.

“Waivable Prepayment Amount” has the meaning specified in Section 1.8(e).

(ii) The defined term “Additional Borrower” is hereby amended by deleting the word “Parent” from the first line thereof and inserting the word “Holdings” in lieu thereof.

(iii) The defined term “Change of Control” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Change of Control” means any event or series of events as a result of which:

(a) Parent at any time ceases to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) 100% of the Stock of Holdings, EINA, EICA or any of its other Subsidiaries to which, at such time, Parent Subordinated Indebtedness is owed;

(b) Holdings at any time ceases to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) (i) 100% of the Stock of EINA and (ii) at least 51.0% of the Stock of EICA;

(c) EINA, EICA or Camrose at any time ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of that percentage of the Stock of each other Borrower beneficially owned by EINA, EICA or Camrose on the Closing Date (or EINA or EICA otherwise ceases to have control (as defined in the second sentence of the defined term “Affiliate”) over any other EINA Borrower, Camrose Borrower or EICA Borrower, as applicable, for any other reason whatsoever), other than as permitted by Section 5.3; or

(d) any Person or two or more Persons acting in concert (other than the Permitted Evraz Holder) shall have acquired beneficial ownership of Stock of Parent entitled to vote for members of the Board of Directors of Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing more than 50% of the combined voting power of such securities.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

(iv) The defined term “Collateral” is hereby amended by adding the following new sentence to the end thereof: “For purposes of clarity, from and after the Second Amendment Effective Date, the term “Collateral” as used herein and in the other Loan Documents shall include, without limitation, all real estate, equipment and other fixed assets of the Credit Parties, as well as the Stock of each Credit Party (other than Holdings), in each case, to the extent set forth in the Collateral Documents.”

(v) The defined term “Collateral Documents” is hereby amended by adding the phrase “mortgages, deeds to secure debt, security deeds,” to the fourth line thereof after the phrase “lease assignments,”.

(vi) The defined term “Credit Parties” is hereby amended by adding the following new sentence to the end hereof: “For purposes of clarity, from and after the Second Amendment Effective Date, the term “Credit Parties” (including the singular thereof) as used herein and in the other Loan Documents shall include Holdings, as a Guarantor, and each other Guarantor hereunder.”

(vii) The defined term “Excluded Equity Issuance” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by Holdings to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Subsidiary of Holdings to another Subsidiary of Holdings who is a Credit Party hereunder constituting an Investment permitted hereunder, (c) Stock or Stock Equivalents by Holdings to Parent or any of its Subsidiaries (other than EINA, EICA or their respective Subsidiaries) and (d) Stock or Stock Equivalents by a Foreign Subsidiary of its Stock or Stock Equivalents to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

(viii) The defined term “FATCA” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

(ix) The defined term “Fixed Charges” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Fixed Charges” means, with respect to any Person for any period, the sum of (a) the interest expense (excluding non-cash interest) of such Person and its Subsidiaries for such period, (b) the principal amount of Indebtedness of such Person and its Subsidiaries paid or payable during such period and (c) all cash dividends paid or payable by such Person and its Subsidiaries on Stock during such period to Persons other than such Person and its Subsidiaries. For purposes of greater certainty, in the case of Holdings and its Subsidiaries, clause (c) herein shall include any and all Restricted Payments paid or payable by Holdings and its Subsidiaries during such period.

(x) The defined term “Guarantee Agreement” is hereby amended by (A) adding the phrase “as the same has been joined by the Camrose Borrowers and their Subsidiaries on the Second Amendment Effective Date and” to the fifth line thereof immediately following the phrase “Secured Parties,” and (B) adding the word “further” to the fifth line thereof immediately following the phrase “may be”.

(xi) The defined term “Guaranty and Security Agreement” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Guaranty and Security Agreement” means, individually and collectively, as applicable (i) that certain Guaranty and Security Agreement, dated as of the Closing Date, in form and substance reasonably acceptable to Agent and the Borrowers, made by the EINA Borrowers and each of their respective Subsidiaries (except the Camrose Borrowers and their Subsidiaries, the Excluded Subsidiaries and any Foreign Corporation) in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, and (ii) that certain Debenture, dated as of the Second Amendment Effective Date, in form and substance reasonably acceptable to Agent and the Borrowers, made by Holdings in favor of Agent, for the benefit of the Secured Parties, together with any and all related pledge agreements and security agreements under which Holdings pledges Collateral in favor of Agent, for the benefit of the Secured Parties, in each case, as the same may be amended, restated and/or modified from time to time.

(xii) The defined term “Loan Documents” is hereby amended by adding the phrase “the Second Amendment Effective Date Fee Letter, the Intercreditor Agreement,” to the first line thereof following the phrase “the Fee Letter,”.

(xiii) The defined term “Obligations” is hereby amended by adding the phrase “; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor” to the last line thereof immediately following the phrase “however acquired”.

(xiv) The defined term “Parent Investment” is hereby amended by (i) adding the phrase “Holdings,” to the third line thereof immediately prior to the word “EINA”, and (ii) adding the following new sentence to the end thereof: “Notwithstanding any of the foregoing or any other provisions of this Agreement or the other Loan Documents, (a) Parent Investments consisting of Permitted KGOK Payments shall always be permitted hereunder, whether or not the then applicable Payments Conditions are satisfied, (b) Permitted KGOK Prepayments shall not in any event constitute a Parent Investment hereunder, and (c) other than as set forth in the immediately preceding clause (a), upon the occurrence of the Permitted Payments Fall Away Event and at all times thereafter, no such Investment, incurrence or payment or Restricted Payment or other dividend, distribution, loan, advance, disposition or payment described above and no other transaction of any kind whatsoever shall constitute a Parent Investment hereunder unless and until the Payment Conditions are satisfied.”

(xv) The defined term “Parent Material Subsidiary” is hereby amended by adding the phrase “Holdings,” to the first line thereof immediately following the phrase “Subsidiary of”.

(xvi) The defined term “Permitted Acquisition” is hereby amended by deleting the phrase “EINA or EICA, as applicable, and its Subsidiaries” from clause (b)(y)(2) thereof and inserting the phrase “Holdings and its Subsidiaries” in lieu thereof.

(xvii) The defined term “Permitted Discretion” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

(xviii) The defined term “Reserves” is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Reserves” means, with respect to the Borrowing Base of any Borrower Group (a) reserves established by Agent or Co-Collateral Agent from time to time against Eligible Accounts pursuant to Section 1.13 and Eligible Inventory pursuant to Section 1.14 and (b) such other reserves against Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory or Availability that Agent or Co-Collateral Agent, as the case may be, may, in its respective Permitted Discretion, establish from time to time. Without limiting the generality of the foregoing, Reserves established (i) in respect of Prior Claims (which may be increased from time to time, notwithstanding that a partial Reserve with respect thereto may be implemented on the Closing Date), (ii) in respect of (A) Secured Bank Products consisting of (I) commercial credit cards, (II) e-payables or (III) merchant card services, (B) Secured Rate Contracts and/or (C) Secured Commodities Hedging Contracts, or (iii) to ensure the payment of accrued interest expenses or Indebtedness, shall, in each case of clause (i), clause (ii), and (iii) above, be deemed to be an exercise of Agent’s or Co-Collateral Agent’s respective Permitted Discretion, as the case may be.

(xix) Each of the defined terms “Trigger Event” and “Trigger Reset Event” is hereby deleted in their respective entirety and the following is inserted in lieu thereof:

“Trigger Event” means (a)(I) any time Availability for either the EINA Borrowers or the EICA Borrowers is less than the greater of (x) $30,000,000 or (y) ten percent (10%) of the aggregate Borrowing Base of the EINA Borrowers or the EICA Borrowers, as the case may be, or (II) any time Availability of the Camrose Borrowers is less than the greater of (x) $5,000,000 or (y) ten percent (10%) of the aggregate Borrowing Base of the Camrose Borrowers, or (b)(I) any time Availability for either the EINA Borrowers or the EICA Borrowers is less than $35,000,000 for three (3) consecutive days or (II) any time Availability for the Camrose Borrowers is less than $7,500,000 for three (3) consecutive days.

“Trigger Reset Event” means the date, following the occurrence of a Trigger Event, (A) on which Availability for either the EINA Borrowers or the EICA Borrowers, as the case may be, has been more than $35,000,000 for forty-five (45) consecutive days or (B) on which Availability for the Camrose Borrowers has been more than $7,500,000 for forty-five (45) consecutive days.

(mm) Section 11.3 of the Credit Agreement is hereby amended by deleting the reference to the phrase “EINA or EICA” from the fourth line thereof and inserting in lieu thereof the word “Holdings”.

(nn) Section 11.8 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

11.8 Security Principles. Other than as relates to the guarantee by Holdings of the Obligations of all other Credit Parties (and the corresponding Lien granted with respect thereto) and notwithstanding anything herein or in the other Loan Documents to the contrary, with respect to all Loan Documents, (i) a Foreign Corporation shall not directly or indirectly guarantee an EINA Borrower’s Obligations or the guarantees thereof, (ii) the assets of a Foreign Corporation shall not be pledged to secure, directly or indirectly, an EINA Borrower’s Obligations or the guarantees thereof and (iii) no pledge or guarantee by any other entity shall be required, and no proceeds resulting therefrom shall be used, to the extent such action would result in a controlled foreign corporation (that is a member of a Borrower Group or a Credit Party and for which a Borrower or Credit Party is a “U.S. Shareholder”) holding “United States property” (pursuant to the rules of Section 956(d) of the Code). For the avoidance of doubt and other than as relates to the guarantee by Holdings of the Obligations of all other Credit Parties (and the corresponding Lien granted with respect thereto), the parties agree that notwithstanding anything herein or in the other Loan Documents to the contrary, with respect to all Loan Documents, a payment (whether money, property or setoff) (x) by (or on behalf of) a Foreign Corporation, (y) resulting from enforcement of a Lien granted by, or in respect of, a Foreign Corporation or (z) by any Credit Party with respect to a Foreign Corporation’s Obligations, shall not be applied to satisfy an EINA Borrower’s Obligations or a guarantee thereof (whether directly or indirectly, including by set-off) and shall not serve as Collateral therefor (including pursuant to Section 8(b) of the Master Agreement for Standby Letters of Credit and Section 8(b) of the Master Agreement for Documentary Letters of Credit). For purposes of greater certainty, nothing is this Section 11.8 or any reference to it or the “Security Principles” contained herein in any Loan Document (including this Agreement), shall in any way prohibit the guaranty by Holdings of the Obligations of all of the other Credit Parties (nor the grant of any Lien on the assets of Holdings to secure such guaranty Obligations).

(oo) Article 11 of the Credit Agreement is hereby further amended by adding the following new Section 11.9 immediately following the end of Section 11.8 thereof:

11.9 Intercreditor Agreement. Notwithstanding anything herein to the contrary, this Agreement is subject to the terms and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control. Each Lender authorizes Agent to execute the Intercreditor Agreement.

(pp) Exhibit 4.2(b) of the Credit Agreement is hereby deleted in its entirety and the Exhibit 4.2(b) attached hereto is inserted in lieu thereof.

2. Representations, Warranties, Agreements and Acknowledgments. To induce Agent and Lenders to enter into this Amendment:

(a) The Credit Parties do hereby represent and warrant that (i) as of the date hereof all of the representations and warranties made or deemed to be made under the Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or reference to Material Adverse Effect shall be true and correct in all respects), except to the extent any such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects or all respects, as applicable, as of such earlier date), (ii) as of the date hereof and after giving effect to the amendments set forth in Section 1 hereof, there exists no Default or Event of Default under the Credit Agreement or any of the Loan Documents, (iii) each Credit

Party has the organizational power and is duly authorized by all necessary organizational action to enter into, deliver and perform this Amendment, and (iv) this Amendment and each of the Loan Documents (as amended by this Amendment, as applicable) are and shall remain in full force and effect and are the legal, valid and binding obligations of each Credit Party that is party hereto or thereto enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b) Each Credit Party reaffirms each of the agreements, covenants and undertakings set forth in the Credit Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto, as amended and modified hereby, as if such Credit Party were making said agreements, covenants and undertakings on the date hereof.

(c) Each Credit Party acknowledges and agrees that:

(i) no right of offset, defense, counterclaim, claim, cause of action or objection in favor of such Credit Party against Agent or any Lender exists arising out of or with respect to (i) this Amendment, the Credit Agreement or any of the other Loan Documents or the Obligations, or (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing;

(ii) Agent’s and Lenders’ agreement to the amendments contained herein does not and shall not create (nor shall any Borrower nor any other Credit Party rely upon the existence of or claim or assert that there exists) any obligation of Agent or any Lender to consider or agree to any further amendments, consents or waivers (including, for clarity, as the same may relate to any initial public offering of the Stock of Holdings, whether pursuant to the currently filed Form F-1 Registration Statement or otherwise). In the event Agent and Lenders subsequently agree to consider any further amendments, consents or waivers (including, for clarity, as the same may relate to any initial public offering of the Stock of Holdings, whether pursuant to the currently filed Form F-1 Registration Statement or otherwise), neither the amendments contained herein nor any other conduct of Agent or any Lender shall be of any force or effect on Agent’s or any Lender’s consideration or decision with respect to any such requested waiver, consent or amendment (including, for clarity, as the same may relate to any initial public offering of the Stock of Holdings, whether pursuant to the currently filed Form F-1 Registration Statement or otherwise), and Agent and Lenders shall have no further obligation whatsoever to consider or agree to further amendments or any consents or waivers (including, for clarity, as the same may relate to any initial public offering of the Stock of Holdings, whether pursuant to the currently filed Form F-1 Registration Statement or otherwise); and

(iii) this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

3. Release; Indemnification.

(a) In further consideration of Agent’s and Lenders’ execution of this Amendment, each Credit Party, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of such Credit Party and any debtor-in-possession with respect to such Credit Party), assigns, subsidiaries and affiliates, hereby forever releases Agent and each Lender and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”) that such Credit Party may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Obligations, the Credit Agreement or the other Loan Documents prior to the date this Amendment was executed, including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than debts, claims, demands, liabilities, responsibilities, disputes, causes of action and obligations to the extent they result from any Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This provision shall survive and continue in full force and effect whether or not the Credit Parties shall satisfy all other provisions of this Amendment, the Loan Documents or the Credit Agreement, including payment in full of all Obligations.

(b) Each Credit Party hereby agrees that its release of the Releasees as set forth in Section 3(a) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of such Credit Party or any parent, subsidiary or affiliate of such Credit Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith, other than disputes solely among Releasees; provided, that no such Credit Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from any Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Credit Agreement and the other Loan Documents.

4. Joinder. Holdings hereby irrevocably acknowledges and agrees that by execution and delivery of this Amendment and the Guaranty and Security Agreement referenced in Section 5 below, and without any further action of any party, that it is a “Guarantor” of the Obligations and a “Credit Party” within the meaning of, and subject to, the Credit Agreement and each other Loan Document. Additionally, Holdings agrees to and shall be bound by each Loan Document, as applicable, to which the Guarantors and Credit Parties are party generally as if a signatory to such Loan Document on the Closing Date. Holdings shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in each of the Loan Documents. Holdings acknowledges that it has received a copy of each of the subject Loan Documents and that it has read and understands the terms thereof. References in this Amendment to Credit Parties shall include Holdings.

5. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent and subsequent:

(a) Delivery of Initial Documents. The Credit Parties and the applicable Lenders shall have delivered, or caused to be delivered, to Agent on or prior to the date hereof, all in form and substance acceptable to Agent in its reasonable discretion:

(i) counterpart originals of (A) this Amendment executed by each party hereto, (B) a new Guaranty and Security Agreement executed by Holdings (together with (I) reasonably satisfactory evidence that such Guaranty and Security Agreement was registered, or will be registered, at the Companies House prior to any similar security document in favor of the Trustee being so registered, and (II) other than as subject to clause (f) below, such other documents, agreements and instruments as may be required pursuant thereto to ensure Agent’s valid and perfected Lien in all assets of Holdings in accordance therewith), (C) an amendment and restatement of, or other amendment to, the Guaranty and Security Agreement, Guarantee Agreement and/or Security Agreement, as the case may be, executed on the Closing Date, pursuant to which (among other things) each of (x) the EINA Borrowers and their Subsidiaries and (y) the Camrose Borrowers and their Subsidiaries, as the case may be, guaranty the obligations of the EICA Borrowers and their Subsidiaries, and (D) the Second Amendment Effective Date Fee Letter,

(ii) supplements to the Schedules to the Credit Agreement (or, in the case of each of Schedule 3.32 and Schedule 5.19, the initial versions of such Schedule), the Guaranty and Security Agreement and other applicable Loan Documents that reflect updates for the joinder of Holdings to the Loan Documents (or, in the case of each of Schedule 3.32 and Schedule 5.19, the initial information required thereon); provided, that with respect to such supplements, any Schedule that relates solely to the Closing Date or other earlier date shall be deemed to be made as of the Second Amendment Effective Date,

(iii) (A) a Secretary’s Certificate for Holdings attaching (1) Holdings’ Articles of Association, and other applicable Organization Documents and (2) the resolutions (or similar evidence of organizational action) of Holdings authorizing the Collateral being pledged and Obligations being incurred (together with all other applicable corporate information of Holdings reasonably requested by Agent), and (B) bring-down Secretary’s Certificates for each other Credit Party, in each case, in form and substance reasonably satisfactory to Agent,

(iv) (A) a favorable written opinion letter of Dechert LLP, special U.S. and U.K. counsel to the Credit Parties, and (B) a favorable written opinion letter of Blakes, Cassels & Graydon LLP, special Canadian counsel to the Credit Parties, in each case, with respect to, among other things, this Amendment, the documents delivered in connection herewith, as applicable, the valid existence and joinder of Holdings, enforceability under New York law and Canadian law (as applicable) as to the documents executed by Holdings and the other Credit Parties (including EICA), no conflicts with respect to the Senior Notes and enforceability under New York law as to the Intercreditor Agreement,

(v) counterpart originals of the Intercreditor Agreement,

(vi) copies of the fully-executed Indenture, Senior Notes and all other agreements, documents and instruments evidencing the Senior Notes and the Indebtedness and Contingent Obligations evidenced thereby, and

(vii) such other documents and agreements as Agent may reasonably request in connection herewith.

(b) Indenture. Borrowers shall have provided reasonably satisfactory evidence to Agent that the transactions evidenced by the Indenture shall have been consummated on or about the date hereof.

(c) Reorganization. On or before the date hereof, the Borrowers shall have provided satisfactory evidence to Agent that Holdings is the owner of (i) 100% of the Stock of EINA and (ii) at least 51.0% of the Stock of EICA.

(d) Use of Proceeds. Simultaneously with the incurrence by EICA of the Indebtedness evidenced by the Senior Notes on the date hereof, the outstanding amount of the Parent Subordinated Indebtedness shall be reduced by an amount equal to $350,000,000 (which amount includes, for clarity, accrued and unpaid interest being paid).

(e) Fees. On or before the date hereof, the Borrowers shall have paid to Agent (i) for the ratable benefit of each Lender signatory hereto, a fee (the “Amendment Fee”) in an amount equal to $762,500, which Amendment Fee shall be deemed fully-earned and non-refundable as of the date hereof, and (ii) the fees due under and to the Persons set forth in the Second Amendment Effective Date Fee Letter.

(f) Additional Collateral Documents.

(i) On or before the date which is forty-five (45) days following the date hereof (or such later date to which the Agent may agree in its discretion), the Credit Parties shall have delivered, or caused to be delivered, to Agent (A) originals of all Notes and other instruments evidencing the Parent Subordinated Indebtedness owing to Holdings and all Intercompany Notes, and (B) evidence of the Credit Parties compliance with each of Section 4.11 of the Credit Agreement and Section 5.19 of the Credit Agreement with respect to the deposit accounts of Holdings; provided, the Credit Parties hereby agree no deposit account of Holdings shall contain funds in excess of $100,000 until and unless the provisions of this clause (f)(i)(B) have been satisfied by the Credit Parties; and

(ii) On or before the date which is ninety (90) days following the date hereof (or such later date to which the Agent may agree in its discretion), the Credit Parties shall have delivered, or caused to be delivered, to Agent, all in form and substance acceptable to Agent in its reasonable discretion, counterpart originals of all additional Collateral Documents evidencing the required pledge of the additional Collateral, including the real estate, equipment, other fixed assets and Stock of the Credit Parties (other than Holdings).

(g) Accuracy of Representations and Warranties. All of the representations and warranties made or deemed to be made in this Amendment and under the Loan Documents shall be true and correct as of the date of this Amendment, except to the extent that any such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct as of such earlier date).

(h) Expenses. Borrowers shall have paid on or before the date hereof to Agent any and all outstanding fees and other charges owing to counsel to Agent incurred in connection with the transactions evidenced by the Credit Agreement and other Loan Documents, including, without limitation, any such fees incurred in connection with this Amendment to the extent invoiced, in each case, to the extent payable by Borrowers pursuant to the Credit Agreement.

6. Effect; Relationship of Parties. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written and amended, and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to Agent and each Lender. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The relationship of Agent and Lenders, on the one hand, and the Credit Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

7. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the laws of the State of

New York. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof, except the agreements embodied in the Credit Agreement and the other Loan Documents (as modified herein). Time is of the essence of this Amendment and of the Credit Agreement and other Loan Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Credit Parties, Agent and the applicable Lenders have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

EVRAZ INC. NA

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO, Secretary and Treasurer

EVRAZ TRADE NA, LLC

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: Manager

EVRAZ CLAYMONT STEEL, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

COLORADO AND WYOMING RAILWAY COMPANY

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

CF&I STEEL, L.P.
By:	New CF&I, Inc., as its General Partner

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

CAMROSE PIPE CORPORATION

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

OSM DISTRIBUTION, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

OREGON STEEL MILLS PROCESSING, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

NEW CF&I, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Secretary

EVRAZ INC. NA CANADA

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO, Secretary and Treasurer

CANADIAN NATIONAL STEEL CORPORATION

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP and CFO

CREDIT PARTIES:

EVRAZ NORTH AMERICA LIMITED

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: Director

GENERAL SCRAP INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

EAST METALS SERVICES, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

EVRAZ MATERIALS RECYCLING, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

NEW GENSUBCO INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP and CFO

SAMETCO AUTO INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: Secretary and Treasurer

GENLANDCO INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP and CFO

KAR BASHER OF ALBERTA LTD.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP and Treasurer

GENERAL SCRAP PARTNERSHIP, by its general partner:

EVRAZ INC. NA CANADA

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

by its general partner:

EVRAZ MATERIALS RECYCLING, INC.

By:	/s/ Glenda Minor
Name: Glenda Minor
Title: SVP, CFO and Treasurer

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Matthew McAlpine
Name: Matthew McAlpine
Title: Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Matthew McAlpine
Name: Matthew McAlpine
Title: Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Philip Nomura
Name: Philip Nomura
Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Jenifer Anderson
Name: Jenifer Anderson
Title: Associate Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan McIntosh
Name: Nathan McIntosh
Title: Duly Authorized Signer

CITIBANK, N.A., as a Lender

By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Director

EXHIBIT 4.2(b)

Form of Compliance Certificate

See Attached.

EXHIBIT 4.2(b)

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Date: [                         , 201    ]

Re:	Evraz Inc. NA, Evraz Trade NA, LLC, Evraz Claymont Steel, Inc., Colorado and Wyoming Railway Company, CF&I Steel, L.P., Camrose Pipe Corporation, OSM Distribution, Inc., Oregon Steel Mills Processing, Inc., New CF&I, Inc., Evraz Inc. NA Canada and Canadian National Steel Corporation (together with such other Persons that become Borrowers under the Credit Agreement (defined below), collectively, the “Borrowers”)

This Compliance Certificate (this “Certificate”) is given by Evraz Inc. NA (the “Borrower Representative”), pursuant to [subsection 4.2(b)] [subsection 4.3(o)(ii)] of that certain Credit Agreement, dated as of December 23, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Borrower Representative, the other Credit Parties party thereto from time to time, the Lenders and L/C Issuers party thereto from time to time, and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower Representative and as such is duly authorized to execute and deliver this Certificate on behalf of Borrowers. By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuers, on behalf of Borrowers, that:

the financial statements delivered with this Certificate in accordance with subsections 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure).

to the best of such Responsible Officer’s knowledge, Holdings and its Subsidiaries, during the period covered by such financial statements, have observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such Responsible Officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto].

since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary [except as specified on the written attachment hereto];

acquired the assets of, or merged or consolidated with or into, any Person [except as specified on the written attachment hereto]; or

changed its address or otherwise relocated, or entered into any real property leases [except as specified on the written attachment hereto].

[(d) attached hereto as Exhibit A is an update of, or supplement to, Schedule 3.21 to the Credit Agreement, to the extent any information has changed or requires updating since the previous Fiscal Quarter.]1

[(e) attached hereto as Exhibit B is an update with respect to all Parent Investments made by the Credit Parties, to the extent consummated since the previous Fiscal Quarter.]2

[(f) (x) the Payment Conditions applicable as of the date hereof have been satisfied and (y) attached hereto as Exhibit C are updated calculations of the applicable Payment Conditions]3

[Remainder of Page Intentionally Blank]

[1]	To be delivered for periods ending March 31, June 30, September 30 and December 31.
[2]	To be delivered for periods ending March 31, June 30, September 30 and December 31.
[3]	To be delivered at least ten (10) Business Days prior to any Credit Party making any Parent Investment permitted under the Credit Agreement after the occurrence of the Permitted Payments Fall Away Event.

IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by one of its Responsible Officers this          day of                                     , 201    .

EVRAZ INC. NA, as the Borrower Representative

By:
Name:
Name: